UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 22, 2008

(Date of earliest event reported)

QUEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33787 (Commission File Number)	26-0518546 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2008, the Board of Directors of Quest Energy GP, LLC (the “General Partner”), the general partner of Quest Energy Partners, L.P. (the “Partnership”), accepted the resignation of Jerry Cash, as Chairman, President, and Chief Executive Officer of the General Partner. The resignation followed the discovery, in connection with an inquiry from the Oklahoma Department of Securities, of questionable transfers of company funds to an entity controlled by Mr. Cash. Initial indications are that the amount in question appears to involve about $10 million. The Board of Directors, jointly with the boards of directors of Quest Resource Corporation and the general partner of Quest Midstream Partners, L.P., has formed a joint special committee to investigate the matter and consider the effect on the Partnership's financial statements.

On August 24, 2008, the Board of Directors appointed David C. Lawler as President of the General Partner. Mr. Lawler, 40, has served as the General Partner's Chief Operating Officer since the Partnership's initial public offering in November 2007. Mr. Lawler has been the Chief Operating Officer of Quest Resource Corporation since May 2007. Also on August 24, 2008, Mr. Lawler was appointed President of Quest Resource Corporation and was appointed as a director of Quest Resource Corporation to fill the vacancy on Quest Resource Corporation's board of directors created by Mr. Cash's resignation. Mr. Lawler has more than 17 years of oil and gas industry experience in various senior management and engineering positions. Prior to joining Quest, Mr. Lawler was employed by Shell Exploration & Production Company from May 1997 to May 2007. Mr. Lawler served in roles of increasing responsibility for Shell Exploration & Production, most recently as engineering and operations manager for multiple assets along the U.S. Gulf Coast. Prior to joining Shell, Mr. Lawler was employed by predecessor companies of ConocoPhillips in various domestic engineering and operations positions. Mr. Lawler graduated from the Colorado School of Mines in 1990 with a bachelor’s of science degree in petroleum engineering and earned his Masters in Business Administration from Tulane University in 2003.

On August 22, 2008, Mr. David E. Grose, the Chief Financial Officer of the General Partner, was placed on a paid administrative leave of absence during the internal investigation discussed above. The General Partner has retained Kroll Zolfo Cooper LLC to assist in the accounting and finance functions during Mr. Grose's absence. Kevin Golmont of Kroll will serve as interim Chief Financial Officer. Mr. Golmont is a managing director at Kroll. He has more than 25 years of professional experience, including 20 years working with troubled companies, their creditors, investors and court-appointed officials. He has provided services for major corporations and middle-market businesses in various industries. Prior to joining Kroll, Mr. Golmont was an audit manager at Ernst & Whinney (now Ernst & Young). Mr. Golmont holds a B.S. in accounting from Villanova University. He is a member of the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants and the Association of Insolvency and Restructuring Advisors.

The press release attached hereto as Exhibit 99.1 is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release of Quest Energy Partners, L.P. dated August 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST ENERGY PARTNERS, L.P.
By:	Quest Energy GP, LLC, its General Partner

By:	/s/ David Lawler
David Lawler
President

Date: August 25, 2008

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